FIRST AMENDMENT TO
                    STOCK PURCHASE AGREEMENT


     This First Amendment to Stock Purchase Agreement is made and entered into as of the 1st day of December, 1995, by and among THE MANITOWOC COMPANY, INC., a Wisconsin corporation ("Purchaser"), and TRIVEST INSTITUTIONAL FUND, LTD., a Florida limited partnership ("Trivest Institutional"), TRIVEST INVESTORS FUND, LTD., a Florida limited partnership ("Trivest Investors"), TRIVEST PRINCIPALS' F UND 1988, a Florida general partnership ("Trivest Principals"), and GARY
L. HAINLEY ("Hainley") (Trivest Institutional, Trivest Investors, Trivest Principals and Hainley are collectively referred to herein as the "Company Stockholders").

                     PRELIMINARY STATEMENTS:

     A. Purchaser and the Company Stockholders entered into a Stock Purchase Agreement dated October 24, 1995 (the "Stock Purchase Agreement").

     B. Purchaser and the Company Stockholders desire to amend the Stock Purchase Agreement in accordance with the terms and provisions contained in this First Amendment.

     C. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Stock Purchase Agreement.

                           AGREEMENT:

     In consideration of the premises and the mutual promises and conditions contained herein, the parties hereto agree as follows:


     1.   Additional Defined Terms.   The following defined terms  are
added to Section 1.1 of the Stock Purchase Agreement:

          TERM                                         SECTION

          River Falls Escrow Deposit                        2.3.3
          River Falls Landfill
           Indemnification Claim                            9.3.3
          River Falls Landfill
           Litigation                                       9.3.2
          River Falls Settlement Agreement                  2.3.3
          River Falls Settlement Terms                      2.3.3
          Trivest Funds' Liquidity Obligation               2.3.3
          Trivest Funds' Termination Date                   2.3.3

     2.   Amendment to  Section 2.3.3.   Section 2.3.3  of the  Stock
Purchase Agreement is hereby amended in its entirety and restated as follows:

               "2.3.3         (a)  At  the  Closing,  Purchaser,   the
     Company Stockholders, the Company Stockholders' Agent and The Bank of New York as escrow agent (the "Escrow Agent") will be entering into an escrow agreement (the "Escrow Agreement") in the form of Exhibit D hereto. At the Closing, $3,000,000 (the "Escrow Deposit") shall be withheld from the Aggregate Purchase Consideration and paid to the Escrow Agent, to be held and disposed of by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                    (b) At the Closing, $1,000,000 (the "River Falls Escrow Deposit") shall be withheld from the Aggregate Purchase Consideration and retained by Purchaser, to be held and disposed of by Purchaser in accordance with the terms of this Section 2.3.3(b). The River Falls Escrow Deposit shall be held by
     Purchaser  in   a  segregated,   interest  bearing   account   in
     Purchaser's name.

                         (i) Upon delivery to Purchaser of a fully executed Release, Tender of Defense and Indemnity Agreement (the "River Falls Settlement Agreement") in conformity with the Term Sheet dated December 1, 1995 between the Company and the City of River Falls, as the same may be amended from time to time by mutual agreement of the Company Stockholders' Agent and Purchaser (the "River Falls Settlement Terms"), Purchaser shall pay the River Falls Escrow Deposit to the City of River Falls in accordance with the terms of the River Falls Settlement Agreement. Any interest earned on the River Falls Escrow Deposit shall be paid to the Company Stockholders in accordance with their respective Pro Rata Percentages.

                         (ii) In the event the River Falls Settlement Agreement has not been executed or the River Falls Landfill Litigation has not otherwise been settled on terms reasonably satisfactory to Purchaser and the Company Stockholders' Agent by January 2, 1996, the Company Stockholders and Purchaser agree to enter into a mutually acceptable escrow agreement substantially in the same form as the Escrow Agreement, with Purchaser to pay the River Falls Escrow Deposit, together with any income earned thereon to the escrow agent under such agreement.

                         (iii) As a material inducement to the Company Stockholders to enter into this First Amendment to Stock Purchase Agreement and notwithstanding the provisions of Section 9.5, Purchaser agrees that in the event the River Falls Settlement Agreement has not been executed, the Company Stockholders shall have the sole right to control the defense of the River Falls Landfill Litigation and shall be entitled to first use the River Falls Escrow Deposit to pay or satisfy any Adverse Consequences arising out of the defense or settlement of the River Falls Landfill Litigation or any other liabilities associated with the River Falls Landfill before using their own funds therefor.

                         (iv) As a material inducement to Purchaser to enter into this First Amendment to Stock Purchase Agreement, Trivest Institutional and Trivest Investors covenant and agree to retain aggregate cash, cash equivalents or marketable securities of at least $1,000,000 (the "Trivest Funds' Liquidity Obligation") until the earlier of (A) the date the River Falls
     Settlement Agreement is executed, (B) the date the River Falls Landfill Litigation is settled or otherwise resolved or (C) the expiration of the partnership terms of Trivest Institutional and Trivest Investors, which will not be sooner than December 31, 1998 (the "Trivest Funds' Termination Date"). If at the Trivest Funds' Termination Date the River Falls Landfill Litigation is not settled and the River Falls Escrow Deposit is less than
     $1,000,000 due to the use thereof pursuant to Section 2.3.3(b)(iii), Trivest Institutional and Trivest Investors agree to deposit the difference between $1,000,000 and the then existing balance of the River Falls Escrow Deposit to the escrow to be established pursuant to Section 2.3.3(b)(ii). Commencing March 31, 1996 and on the last day of each calendar quarter thereafter while the Trivest Funds' Liquidity Covenant is in effect, Trivest Institutional and Trivest Investors agree to provide Purchaser with a quarterly certificate from their general partner certifying that the Trivest Funds' Liquidity Obligation has been met.

                         (v) In the event the River Falls Landfill Litigation is resolved and the Adverse Consequences suffered or incurred are less than the River Falls Landfill Deposit and any interest earned thereon, the excess funds shall be paid to the Company Stockholders in accordance with their respective Pro Rata Percentages."

     3.   Amendment to  Section 9.1.2.   Section  9.1.2 of  the  Stock
Purchase Agreement is hereby amended in its entirety and restated as follows:

               "9.1.2         the  Company   Stockholder's  Pro   Rata
Portion of any Adverse Consequences which the Indemnitees shall suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to or caused by any breach or violation of any of the representations or warranties of the Company Stockholders contained in Article 4 of this Agreement; provided, however:

                   (a)   notwithstanding the disclosure  set forth  in
     item 6 of Schedule 4.8, the Company Stockholders shall be responsible for their Pro Rata Portion of any Adverse Consequences which the Indemnitees shall suffer resulting from the matter disclosed in item 6 of Schedule 4.8, subject to the Basket, the Cap and the provisions of Section 9.11.3;

                    (b)  notwithstanding the disclosure  set forth  in
     item 7 of Schedule 4.8, as set forth in Disclosure Schedules Update No. 2, the Company Stockholders shall be responsible for their Pro Rata Portion of any Adverse Consequences which the Indemnitees shall suffer resulting from the matter disclosed in item 7 of Schedule 4.8, subject to the Cap and the provisions  of
     Section 9.11.3, but not subject to the Basket; and

                    (c) notwithstanding the disclosures set forth in items 2, 3, 4 and 5 of the Phase I Environmental Site Assessment and Limited Environmental Compliance Audit dated November, 1995 prepared by Law Engineering and Environmental Services, Inc. for Purchaser for Kolpak Walk-Ins, River Falls Division, 715 St. Croix Street, River Falls, Wisconsin, as disclosed on Schedule 4.20, as set forth in Disclosure Schedules Update No. 2, the Company Stockholders shall be responsible for their Pro Rata Portion of any Adverse Consequences which the Indemnitees shall suffer resulting from the matters disclosed in items 2, 3, 4 and 5 of such Phase I Environmental Site Assessment, subject to (i) the Basket, (ii) the Cap, (iii) the provisions of Section 9.11.3 and (iv) the agreement of Purchaser not to initiate any of the recommendations of Law Engineering and Environmental Services, Inc. with respect to such items or take any other affirmative action unless required by any Authority, any secured lender of Purchaser or any third party with a valid and legitimate reason to require such action; provided, however, that Purchaser shall give the Company Stockholders' Agent prior written notice of the action to be taken and the reason therefor and agrees to consult with the Company Stockholders' Agent in connection with the action being taken."




    4. Amendment to Section 9.1.3. Section 9.1.3 of the Stock Purchase Agreement is hereby amended in its entirety and restated as follows:

               "9.1.3         the  Company   Stockholder's  Pro   Rata
Portion of any Adverse Consequences which the Indemnitees shall suffer through and after the date of the claim for indemnification resulting from, arising out of or relating to (a) any Junker Landfill Indemnification Claim as provided in Section 9.3.1 hereof, (b) the River Falls Landfill Litigation as provided in Section 9.3.2 hereof and (c) any River Falls Landfill Indemnification Claim as provided in
Section 9.3.3 hereof;"

     5. Amendment to Section 9.3. Section 9.3 of the Stock Purchase Agreement is hereby amended in its entirety and restated as follows:

        "9.3   Environmental Indemnification Claims.

               9.3.1 Upon the condition that the Closing be effected, each of the Company Stockholders hereby severally indemnifies and holds harmless the Indemnitees, and their respective successors and assigns, from, against and in respect of its or his respective Pro Rata Portions of any Adverse Consequences arising out of the Junker Sanitary Landfill located in Hudson, Wisconsin (the "Junker Landfill Indemnification Claim") in accordance with the provisions of this Section 9.3.1 and the terms and provisions of the Escrow Agreement. The parties acknowledge and agree that (a) the Basket shall not apply to any Junker Landfill Indemnification Claim and that the Company Stockholders shall be responsible for all Adverse Consequences relating to any Junker Landfill Indemnification Claim up to a maximum of $500,000 and (b) any Adverse Consequences paid by the Company Stockholders for a Junker Landfill Indemnification Claim shall be deemed to be Adverse Consequences for purposes of the Cap in
Section 9.1. On the Closing Date, Purchaser and the Company Stockholders have agreed to establish the Junker Escrow Deposit for the specific purpose of providing funds for the payment of any Junker Landfill Indemnification Claim.

               9.3.2 Upon the condition that the Closing be effected, each of the Company Stockholders hereby severally indemnifies and holds harmless the Indemnitees, and their respective successors and assigns, from, against and in respect of its or his respective Pro Rata Portions of any Adverse Consequences arising out of the litigation disclosed in item 9 of Schedule 4.20, as set forth in Disclosure Schedules Update No. 2 (the "River Falls Landfill Litigation") in accordance with the provisions of Section 2.3.3(b). The parties acknowledge and agree that (a) the Basket shall not apply to any indemnification claim made by Purchaser with respect to the River Falls Landfill Litigation and (b) any Adverse Consequences paid by the Company Stockholders in connection with the River Falls Landfill Litigation shall be deemed to be Adverse Consequences for purposes of the Cap in Section 9.1. On the Closing Date, Purchaser and the Company Stockholders have agreed to Purchaser's retention of the River Falls Escrow Deposit for the specific purpose of providing funds for the payment of any Adverse Consequences arising out of the River Falls Landfill Litigation.

               9.3.3 Upon the condition that the Closing be effected, each of the Company Stockholders hereby severally indemnifies and holds harmless the Indemnitees, and their respective successors and assigns, from, against and in respect of its or his respective Pro Rata Portions of any Adverse Consequences arising out of or relating to the River Falls Landfill located in River Falls, Wisconsin, including, but not limited to, (a) any release or alleged release of hazardous substances at the River Falls Landfill, (b) the transportation to or treatment, storage, disposal or other handling at the River Falls Landfill of any substances by or on behalf of the Company or its predecessors (including but not limited to Vollrath-Erickson, Inc. and Vollrath Refrigeration, Inc.), including, but not limited to, any and all claims for investigative, remedial or monetary costs, damage to the environment or natural resources and diminution in property value and (c) claims for bodily injury in connection with exposure to hazardous substances migrating from the River Falls Landfill (the "River Falls Landfill Indemnification Claim"), subject to the Basket, the Cap and the provisions of Section 9.11.1. The parties acknowledge and agree that any Adverse Consequences paid by the Company Stockholders for a River Falls Landfill Indemnification Claim shall be deemed to be Adverse Consequences for purposes of the Cap in Section 9.1."

     6.   Amendment to  Section  9.10.   Section  9.10  of  the  Stock
Purchase Agreement is hereby amended in its entirety and restated as follows:

          "9.10     Submission of Claims to Insurance Carriers.

               9.10.1 Purchaser shall, in connection with any Adverse Consequences for which it may seek indemnity under this Agreement, (a) promptly submit all claims in respect of such Adverse Consequences to its insurance carriers, unless Purchaser determines in good faith that such claims are not covered by any such insurance and so notifies the Company Stockholders, and (b) use its best efforts in good faith to recover all amounts to which it may be entitled from any applicable insurer in respect of the claims so submitted.

               9.10.2 In the event any Adverse Consequences are paid by the Company Stockholders and insurance proceeds with respect thereto are later recovered by the Company or the Subsidiary, Purchaser agrees to cause the Company and/or the Subsidiary to pay such proceeds to the Company Stockholders.

               9.10.3 In the event the Company Stockholders' Agent attempts to recover any Adverse Consequences paid in connection with any Junker Landfill Indemnification Claim, the River Falls
Landfill Litigation and/or the River Falls Landfill Litigation from the insurance carrier or carriers which provided coverage to the Company or its predecessors at the time the River Falls Landfill was used by the Company's predecessors, Purchaser agrees to cooperate with the Company Stockholders and/or the Company Stockholders' Agent, at the cost of the Company Stockholders, in submitting such claims in the name of the Company."

     7. Amendment to Section 9.11.1. Section 9.11.1 of the Stock Purchase Agreement is hereby amended in its entirety and restated as follows:

               9.11.1 the seventh anniversary of the Closing Date for (a) any Junker Landfill Indemnification Claim and (b) the River Falls Landfill Litigation and the maintenance of the River Falls Escrow Deposit; and December 31, 1998 for any other matter described in Section 9.1 of this Agreement insofar as it relates to the representations and warranties of the Company Stockholders contained in Section 4.20 of this Agreement or to any products liability claim;"

     8.   Escrow Agreement.   The  form of  Escrow Agreement  attached
hereto is hereby substituted for Exhibit D attached to the Stock Purchase Agreement.

     9. Counterpart Signatures. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

    10. The remaining provisions of the Stock Purchase Agreement are hereby ratified and affirmed.

     IN  WITNESS  WHEREOF,  the  parties  have  executed  this   First
Amendment as of the date first above written.


                         PURCHASER:

                         THE MANITOWOC COMPANY, INC.


                         By: /s/ Phil Keener
                             -----------------



                         COMPANY STOCKHOLDERS:


                         TRIVEST INSTITUTIONAL FUND, LTD.

                         By:  Trivest 1988 Fund Managers, Ltd.,
                              its General Partner

                         By:  Trivest Group, Inc.,
                              its General Partner


                         By:/s/ Troy D. Templeton
                            ------------------------
                         Troy D. Templeton, Vice President



                         TRIVEST INVESTORS FUND, LTD.

                         By:  Trivest 1988 Fund Managers, Ltd.,
                                its General Partner

                         By:  Trivest Group, Inc.,
                              its General Partner


                         By: /s/ Troy D. Templeton
                            -------------------------
                              Troy D. Templeton, Vice President



                         TRIVEST PRINCIPALS' FUND 1988


                         By:  /s/ Earl W. Powell
                             ---------------------
                              Earl W. Powell, Managing Partner


                              /s/ Gary L. Hainley
                              --------------------
                              Gary L. Hainley






                            EXHIBIT D

                        ESCROW AGREEMENT